                                                                    EXHIBIT 23.2



                        INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-21171 of Nextel Communications, Inc., on Form S-3, of our report dated March 20, 1996, relating to the consolidated financial statements of Dial Page, Inc. for the year ended December 31, 1995, appearing in Form 8-K/A dated April 24, 1996 and filed with the Securities and Exchange Commission on April 26, 1996 and to the reference to us under the headings "Nextel Communications, Inc. and Subsidiaries Selected Financial Data" and "Experts" in such Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


McLean, Virginia
February 11, 1997

                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendement No. 1 to Registration Statement No. 333-21171 of Nextel Communications, Inc., on Form S-3, of our report dated March 25, 1996, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1995, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia
February 11, 1997